UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMIWORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-5928518
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

60 E. 42nd Street, Suite 1225 New York, NY	10165
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 129b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [__]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instructin A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-143566 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.001 Per Share

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Common Stock, $.001 par value per share, of Amiworld, Inc. (the “Registrant”) contained in the Registrant’s Form SB-2 filed on June 7, 2007 with the United States Securities and Exchange Commission (File No. 333-143566) is incorporated by reference.

ITEM 2. EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation Filed with the Nevada Secretary of State on November 17, 2006(1)
3.2	Bylaws Adopted November 20, 2006(1)
3.3	Articles of Merger between the Company and Amiworld, Inc., a New York corporation, filed with the Nevada Secretary of State on April 11, 2007(1)

(1)   Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form SB-2 filed on June 7, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMIWORLD, INC.
Date: July 26, 2007	By:_s/Mamoru Saito _________________________________ Mamoru Saito, Principal Executive Officer and President